UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3971809
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

380 Lackawanna Place

South Orange, NJ 07079

(Address of Principal Executive Offices and Zip Code)

2015 Equity Incentive Plan

(Full title of the plan)

Daron Evans Chief Executive Officer 380 Lackawanna Place South Orange, NJ 07079 (201) 343-5202 (Name, address and telephone number, including area code, of agent for service)	Copies to: Christopher J. Melsha Amanda K. Lorentz Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, MN 55402-1425 Telephone: (612) 492-7369 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.001 par value per share	327,062	$7.15	$2,338,493.30	$303.54

(1)	Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the 2015 Equity Incentive Plan.

(2)	Represents shares that are reserved for issuance under the 2015 Equity Incentive Plan.

(3)	Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Capital Market on May 19, 2020.

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2015 Equity Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8, Reg. No. 333-205167, are incorporated herein by reference, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of Moody, Famiglietti & Andronico, LLP.

24.1	Power of Attorney (previously filed with the Registrant’s Registration Statement on Form S-8, Reg. No. 333-205167, on June 23, 2015).

99.1	Nephros, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Nephros, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 15, 2015).

99.2	Form of Incentive Stock Option Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

99.3	Form of Non-Qualified Stock Option Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

99.4	Form of Restricted Stock Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

99.5	Form of Restricted Stock Unit Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Orange, State of New Jersey, on May 21, 2020.

NEPHROS, INC.

By:	/s/ Daron Evans
Daron Evans
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date listed below.

	Signature	Title	Date

	/s/ Daron Evans	Director, President and Chief Executive Officer	May 21, 2020
Daron Evans

	/s/ Andrew Astor	Chief Financial Officer and Chief Operating Officer	May 21, 2020
Andrew Astor

	*	Director	May 21, 2020
Arthur H. Amron

	/s/ Thomas Gwydir	Director	May 21, 2020
Thomas Gwydir

	/s/ Alisa Lask	Director	May 21, 2020
Alisa Lask

	*	Director	May 21, 2020
Paul A. Mieyal

	*	Director	May 21, 2020
Malcolm Persen

	/s/ Oliver Spandow	Director	May 21, 2020
Oliver Spandow

* By:	/s/ Daron Evans	Attorney-in-Fact	May 21, 2020
Daron Evans

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